UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2013
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Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 27, 2013, Silicon Graphics International Corp. (the “Company”) entered into a ten-year lease with The Irvine Company LLC (“Landlord”) for the lease of approximately 97,762 square feet of campus space in Milpitas, California (the “Lease”).  The Lease commences December 1, 2013 and the Company is expected to begin occupancy of the Milpitas campus in December 2013.  Under the terms of the Lease, the minimum monthly rent payable is $97,762 during the first year.  Such monthly rent increases to a maximum of $127,091 during the Lease’s tenth year.  The Company has an option to end the lease after seven years, and may also extend the term of the lease for an additional five years at its election.  The foregoing description of the Lease is a summary of its material terms and does not purport to be complete.  This summary is qualified in its entirety by reference to the Lease which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Company’s current leases of adjacent buildings in Fremont, California expire December 31, 2013 and January 14, 2014.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

10.1	Lease dated June 27, 2013 between the Company and The Irvine Company LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: June 27, 2013	By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

10.1	Lease dated June 27, 2013 between the Company and The Irvine Company LLC.